                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Accelerated Networks, Inc. of our reports dated May 1, 2001 relating to the consolidated financial statements and financial statement schedule of Accelerated Networks, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Century City, California
December 21, 2001